Exhibit 99.1

BYNORDIC ACQUISITION CORPORATION CONFIRMS FUNDING AND EXTENSION OF DEADLINE TO COMPLETE INITIAL BUSINESS COMBINATION

New York/Malmö, Aug. 10, 2023 (GLOBE NEWSWIRE) -- byNordic Acquisition Corporation (NASDAQ: BYNO) (the “Company”) today announced that its stockholders approved the proposals at the previously announced special meeting of stockholders of the Company (the “Special Meeting”), held at 10:00 a.m. Eastern Time on August 10, 2023.

The Special Meeting was held for the purpose of considering and voting on, among other proposals, a proposal to extend (the “Extension”) the date by which the Company must consummate an initial business combination from August 11, 2023 (the “Original Termination Date”) to February 12, 2024 (the “Initial Extended Date”) or such earlier date as determined by the Company’s board of directors (the “Board”), in its sole discretion, and to allow the Company by resolution of the Board without another stockholder vote, to elect to extend the Initial Extended Date by one additional month, for a total of six additional months, until August 12, 2024 (each such monthly extension, the “Additional Extension Month” and the final termination date the “Final Termination Date”), unless the closing of a business combination shall have occurred prior thereto.

In connection with the the Special Meeting, holders of 13,663,728 publicly held shares of Class A common stock, par value $0.0001 per share (the “public shares”) of BYNO properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.61 per share, for an aggregate redemption amount of approximately $144,972,154.08, subject to final calculation by Continental Stock Transfer & Trust Company.

Additional Sponsor Contributions to Trust Account

In connection with the approval of the Extension at the Special Meeting, the Company’s sponsor, Water by Nordic AB, a Swedish limited liability company (the “Sponsor”), or its designees deposited into the trust $625,000 (a “Contribution”, and the Sponsor or its designee making such Contribution, a “Contributor”).

If the Initial Extended Date is extended at the sole discretion of the Board, beyond February 12, 2024, the Contributor will deposit into the trust account $105,000 for each Additional Extension Month. The initial Contribution will occur on the Original Termination Date.  The Contribution for the initial Additional Extension Month will occur on the Initial Extended Date and the Contribution for each Additional Extension Month thereafter will occur on the 11th day of each subsequent calendar month until (but excluding) the Final Termination Date (each such date, a “Contribution Date”).

The Company has not asked the Sponsor to reserve for, nor has the Company independently verified whether the Sponsor will have sufficient funds to satisfy, any such Contributions.

If a Contributor fails to make a Contribution by the applicable Contribution Date, the Company will liquidate and dissolve as soon as practicable after such date and in accordance with the Company’s charter. The Contributions will constitute loans to the Company evidenced by one or more non-interest bearing, unsecured promissory notes issued by the Company to the Contributor and will be repayable by the Company upon consummation of an initial business combination. If the Company does not consummate an initial business combination by the Final Termination Date, any such promissory notes will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. Any Contribution is conditioned on the approval of the requisite proposals at the Special Meeting and the implementation of the Extension, and with respect to any Additional Extension Month, on the approval of such extension by the Board. No Contribution will occur if such proposals are not approved or the Extension is not implemented. If the Company has consummated an initial business combination or announced its intention to wind up prior to any Contribution Date, any obligation to make Contributions will terminate.

About byNordic Acquisition Corporation

byNordic Acquisition Corporation, led by Chief Executive Officer Michael Hermansson, is a special purpose acquisition company formed with the purpose of entering into a business combination with one or more businesses. While the Company may pursue an initial business combination with a company in any sector or geography, it intends to focus its search on high technology growth companies based in the northern part of Europe.

Forward Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Additional Information and Where to Find It

Further information related to attendance, voting and the proposals to be considered and voted on at the Special Meeting is described in the Definitive Proxy Statement, which has been mailed to the Company’s stockholders of record as of the record date for the Special Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Special Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: byNordic Acquisition Corporation, c/o Pir 29, Einar Hansens Esplanad 29, 211 13 Malmö, Sweden.

byNordic Acquisition Corporation Contact:

Michael Hermansson
+46 707 294100
ir@bynordic.se